Exhibit 10.1b

CLIFFORD CHANCE LLP

EXECUTION VERSION

ECOLAB INC.

ECOLAB LUX 1 S.À R.L.

ECOLAB LUX 2 S.À R.L.

ECOLAB NL 10 B.V.

as Issuers

ECOLAB INC.

(in respect of notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.)

as Guarantor

and

CITIBANK, N.A., LONDON BRANCH

as Issue and Paying Agent

AMENDED AND RESTATED NOTE AGENCY AGREEMENT

RELATING TO A U.S.$2,000,000,000

EURO-COMMERCIAL PAPER PROGRAMME

THIS AGREEMENT is made on 21 September 2016

BETWEEN

(1)                                 ECOLAB INC., a corporation organised and existing under the laws of the State of Delaware, having its registered office at 1209 Orange Street, City of Wilmington, Delaware, U.S.A., registered in the State of Delaware under number 0164814;

(2)                                 ECOLAB LUX 1 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.319;

(3)                                 ECOLAB LUX 2 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.318;

(4)                                 ECOLAB NL 10 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56036094

(each of Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.is referred to herein as an “Issuer” and together, the “Issuers”);

(5)                                 ECOLAB INC. (the “Guarantor”, in respect of Notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.); and

(6)                                 CITIBANK, N.A., LONDON BRANCH (the “Agent”).

WHEREAS

(A)                               Ecolab Inc., as Issuer and Guarantor, with certain other issuers and the Agent named therein entered into an amended and restated note agency agreement dated 2 December 2005 (the “Original Agreement”) in relation to a euro-commercial paper programme pursuant to which the Issuers may from time to time issue Notes (as defined below).

(B)                               In connection with such programme, the Issuers and the Guarantor have entered into a further amended and restated dealer agreement (as amended, supplemented and/or restated from time to time, the “Dealer Agreement”) dated the date hereof and made between the Issuers, the Arranger, the Guarantor and the dealers from time to time party thereto (together, the “Dealers” and each a “Dealer”).

(C)                               The parties hereto wish to further amend and restate the terms of the Original Agreement as set out hereunder.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               In this Agreement:

“Agents” means Citibank, N.A., London Branch acting as issue and paying agent and as calculation agent (if so appointed in relation to a Series of Notes) and “Agent” shall be construed accordingly.

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any Party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Business Day”, except to the extent that the context requires otherwise, means a day (other than a Saturday or Sunday):

(a)                                 on which deposits in the relevant currency are dealt in on the London Interbank Market;

(b)                                 on which commercial banks and foreign exchange markets settle payments and are open for business in London and, if a payment is to be made on that day under this Agreement or any of the Notes, in the place of payment and (other than for payments in euro) the principal financial centre of the country of the relevant currency in which the payment is to be made;

(c)                                  on which the Clearing Systems are in operation; and

(d)                                 in the case of Notes denominated in Euro, a day which is a TARGET Business Day (as defined below);

“Classic Global Note” means a Note in global form which specifies on its face that it is not a New Global Note, representing an issue of commercial paper of a like maturity which may be issued from time to time by an Issuer pursuant to this Agreement;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme or any successor thereto.

“Clearing System” means each or any of Clearstream, Luxembourg, Euroclear or such other recognised clearing system as may be agreed from time to time between the Issuers and the Agent which, for so long as the Issuer maintains the STEP Label, shall be a securities settlement system complying with the requirement of the STEP Convention, or any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Depositary” means Citibank, N.A., London Branch acting as a depositary common to Euroclear and Clearstream, Luxembourg at such offices in London as shall be notified by both of them to the Agent from time to time.

“Common Safekeeper” means, in respect of any New Global Note, the common safekeeper which is appointed pursuant to Clause 3.13 in respect of such New Global Note or, if such New Global Note is intended to be held in a manner that would allow Eurosystem eligibility, the common safekeeper that is appointed for the relevant Issuer and eligible to hold such New Global Note for the purpose of the requirements relating to collateral for Eurosystem monetary and intra-day credit operations.

“Common Service Provider” has the meaning given to it in Schedule 2.

“Deed of Covenant” means the deed of covenant, dated the date hereof, executed by the Issuers in respect of Global Notes issued pursuant to this Agreement, as such deed may be amended or supplemented from time to time.

“Definitive Note” means a Note in definitive form.

“Dollars” and “U.S.$” denote the lawful currency of the United States of America; and “Dollar Note” means a Note denominated in Dollars.

“Euro” and “€” denote the lawful currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time; and “Euro Note” means a Note denominated in Euro.

“Euroclear” means Euroclear Bank S.A./N.V. or any successor thereto.

“Eurosystem” means credit operations of the central banking system for the euro.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Global Note” means a New Global Note or a Classic Global Note.

“Guarantee” means the guarantee, dated the date hereof, issued by the Guarantor in respect of any Note issued hereunder.

“ICSD” means a Clearing System authorised to hold any New Global Notes as eligible collateral for Eurosystem monetary policy and intra-credit operations, as agreed between the Issuer and the Agent;

“Maximum Amount” means U.S.$2,000,000,000 or the equivalent amount denominated in any currency other than Dollars, as such amount may be increased from time to time pursuant to the Dealer Agreement.

“New Global Note” means a Note in global form which specifies on its face that it is a New Global Note, representing an issue of commercial paper of a like maturity which may be issued from time to time by an Issuer pursuant to this Agreement.

“Note” means a commercial paper note of an Issuer subscribed or to be subscribed by a Dealer under the Dealer Agreement, in bearer definitive or global form, substantially in the relevant form scheduled hereto or such other form(s) as may be agreed from time to time between the relevant Issuer and the Agent and, unless the context otherwise requires, includes the commercial paper notes represented by the Global Notes.

“Party” means a party to this Agreement.

“STEP Convention” means the Market Convention on Short-Term European Paper (STEP) dated 25 October 2010 as the same may be amended from time to time or any substitute paper or convention relating to STEP issued by Euribor ACI and Euribor FBE or by the STEP Secretariat (as such terms are defined in the STEP Convention);

“STEP Label” has the meaning set out in the STEP Convention;

“Sterling” and “£” denote the lawful currency of the United Kingdom; and “Sterling Note” means a Note denominated in Sterling.

“Swiss Franc” denotes the lawful currency of Switzerland; and “Swiss Franc Note” means a Note denominated in Swiss Francs.

“TARGET Business Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is open.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

“Yen” and “Y” denote the lawful currency of Japan; and “Yen Note” means a note denominated in Yen.

1.2                               References in this Agreement to the principal amount of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.

1.3                               Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.4                               Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.5                               The Original Agreement shall be amended and restated on the terms of this Agreement.  Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement.

2.                                      APPOINTMENTS

2.1                               The Issuers and the Guarantor hereby appoint Citibank, N.A., London Branch at its specified office in London as issue agent and as paying agent for the Notes.

2.2                               The Agent may act as calculation agent for floating rate Notes, on substantially the terms set out in this Agreement, subject in each case to its specific agreement to act as such for each relevant series of Notes.

2.3                               Any reference herein to the “Agent” or its “specified office” shall be deemed to include such other agent or office of the Agent (as the case may be) as may be appointed or specified from time to time hereunder.

3.                                      ISSUE OF NOTES

3.1                               Each Note issued hereunder shall be substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the relevant Issuer and the Agent from time to time and shall be duly executed either manually or in facsimile on behalf of the relevant Issuer and authenticated by an authorised signatory or signatories of the Agent and in the case of a New Global Note, be effectuated manually by or on behalf of the Common Safekeeper.  Each relevant Issuer shall procure that a sufficient quantity of executed but unauthenticated blank Notes is at all times available to the Agent for the purpose of issue under this Agreement.

3.2                               The relevant Issuer shall give to the Agent by fax or email or through the CitiDirect for Securities IPA system details of any Notes to be issued by it under this Agreement and all such other information as the Agent may require for it to carry out its functions as contemplated by this Clause, by not later than 4.00 p.m. (London time) two Business Days prior to the proposed issue date (or such later time or date as may be agreed between the relevant Issuer and the Agent) in respect thereof and the Agent shall thereupon be authorised to complete Notes of the appropriate aggregate amount and/or (as the case may be) a Global Note by inserting in the appropriate place on the face of each Note inter alia the dates on which such Note shall be issued and shall mature and otherwise completing the same.

3.3                               If any such Notes as are mentioned in Clause 3.2 are not to be issued on any issue date, the relevant Issuer shall notify the Agent immediately, and in any event no later than 4.00 p.m. (London time) one Business Day prior to the proposed issue date.  Upon receipt of such notice the Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.

3.4                               The Agent shall, upon notification by telephone, fax or email from the Dealer who has arranged to purchase Notes from the relevant Issuer, such notification to be received in sufficient time to enable delivery to be made as contemplated herein and in any event no later than 10.00 a.m. (London time) one Business Day prior to the proposed issue date or such later time or date as may be agreed between the Agent and the relevant Dealer, that payment by it to the relevant Issuer of the purchase price of any Note has been or will be duly made against delivery of such Notes and (if applicable) of details of the securities account hereinafter referred to deliver such Note on the Business Day immediately preceding its issue date (unless specified otherwise) to (A)

save in the case of a Global Note which is a Classic Global Note, a common depositary for Euroclear and Clearstream, Luxembourg and/or such other recognised clearing system as may be agreed from time to time between the relevant Issuer and the Agent or (B) in the case of a Global Note which is a New Global Note, as the case may be, to the Common Safekeeper, together with instructions to effectuate the same, for credit on the issue date of such Note to such securities account as shall have been notified to it or if no such details are given make the same available on its issue date for collection at its specified office in London.

3.5                               The Agent shall (if applicable) give instructions to the relevant Clearing System to credit the Notes to the Agent’s distribution account and, in the case of a New Global Note, the Agent shall instruct the Common Safekeeper to effectuate the New Global Note (provided that, if the Agent is the Common Safekeeper, the Agent shall effectuate the Global Note).  Each Note credited to the Agent’s distribution account with the relevant Clearing System following the delivery of the Notes in accordance with Clause 3.4 above shall be held to the order of the relevant Issuer pending delivery to the relevant Dealer on a delivery against payment basis in accordance with the normal procedures of the relevant Clearing System.  The Agent shall on the issue date and against receipt of funds from the relevant Dealer transfer the proceeds of issue to the relevant Issuer to the relevant account notified by the relevant Issuer to the Agent in accordance with Clause 3.2 above.

3.6                               If on the issue date the relevant Dealer does not pay the subscription price due from it in respect of any Note (the “Defaulted Note”) and as a result the Defaulted Note remains in the Agent’s distribution account with the relevant Clearing System after the issue date (rather than being credited to the Dealer’s Account against payment), the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer.

3.7                               If the Agent pays an amount (the “Advance”) to the relevant Issuer on the basis that a payment (the “Payment”) has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Agent on the date the Agent pays the relevant Issuer, the Agent shall promptly inform the relevant Dealer and request that Dealer to make good the Payment, failing which the relevant Issuer shall, upon being requested to do so, repay to the Agent the Advance and pay interest (on the basis of the aggregate of 1 per cent. per annum and the Agent’s cost of funding, as determined by the Agent in its sole discretion) on the Advance until the earlier of repayment in full of the Advance and receipt in full by the Agent of the Payment.

3.8                               As soon as practicable after the date of issue of any Notes, the Agent shall deliver to the relevant Issuer particulars of (a) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection, on such date, (b) the issue date and the maturity date of such Notes and (c) the series and serial numbers of all such Notes if requested.

3.9                               Each Issuer hereby authorises and instructs the Agent to make all necessary notifications to and filings with the Bank of England, the Japanese Ministry of Finance (in respect of Yen Notes) and the relevant Swiss authorities (in respect of Swiss Franc Notes).

3.10                        Each Issuer hereby authorises and instructs the Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with the terms of any Global Note presented to the Agent for exchange in whole (but not in part only) and in the case of exchange in whole of a New Global Note for Definitive Notes instruct the ICSDs to make appropriate entries in their records to reflect the aggregate principal amount thereof so exchanged,  cancel or procure the cancellation of the Global Note and instruct the Common Safekeeper to destroy the Global Note.

3.11                        The Issuers will give at least 10 days prior written notice to the Agent of a change in the Maximum Amount of Notes which may be issued under the Dealer Agreement.

3.12                        The Issuers will promptly notify the Agent in writing of the appointment, resignation or termination of the appointment of any Dealer.  If the notification is in respect of a new dealer appointment, the Issuers will notify the Agent two business days prior to the new issue.

3.13                        Each Issuer hereby authorises and instructs the Agent to elect an ICSD to be Common Safekeeper for each issue of a New Global Note in relation to which one of the ICSDs must be Common Safekeeper.  From time to time, the Issuers and the Agent may agree to vary this election.  Each Issuer acknowledges that in connection with the election of either of the ICSDs as Common Safekeeper any such election is subject to the right of the ICSDs to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

4.                                      PAYMENT

4.1                               Each Issuer (failing whom, the Guarantor) severally undertakes in respect of each Note issued by such Issuer to pay, in the currency in which such Note is denominated, no later than 10.00 a.m. (London time) (in the case of a Note denominated in Sterling or Euros) and no later than 12.00 pm (London time) (in the case of a Note denominated in Dollars) on the maturity date or any relevant interest payment date of each Note (or for Notes denominated in any other currency, such other time as the Agent shall determine in its absolute discretion), an amount sufficient to pay the full amount payable on such date by way of principal interest or otherwise in respect thereof by transfer of immediately available and freely transferable funds in the relevant currency to such account of the Agent at such bank in the principal financial centre for such other currency as the Agent may from time to time designate for the purpose or, in each case, by such other form of transfer as may be agreed between the relevant Issuer and the Agent.  If the Agent determines in its absolute discretion that the payment in accordance with this Clause 4.1 is required to be made earlier, it will provide to the relevant Issuer not less than 21 days prior notice in writing of such requirement.

4.2                               The relevant Issuer shall, prior to 12 noon (London time) on the second Business Day immediately preceding the maturity date or any relevant interest payment date of any Note (or such later time or date as may subsequently be agreed between the relevant Issuer and the Agent), send to the Agent irrevocable confirmation that payment will be made and the details of the bank through which the relevant Issuer is to make the payment due pursuant to this Clause 4.2.

4.3                               Each Issuer hereby authorises and directs the Agent from funds so paid to the Agent to make payment of all amounts due on the Notes as set forth herein and in the Notes.

4.4                               If the Agent has not received on the maturity date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, the Agent shall not be required to make payment of any amount due on any Note.  Nevertheless, subject to the foregoing, if the Agent is satisfied that it will receive such full amount later, it shall be entitled to pay maturing Notes due in accordance with their terms.

4.5                               If the Agent makes such payment on behalf of an Issuer under Clause 4.4, the relevant Issuer shall be liable on demand by the Agent to pay to the Agent the amount so paid out, together with interest thereon at such a rate as the Agent may certify as the aggregate of 1 per cent. per annum and the Agent’s cost of funding any such payment made by it (as determined by the Agent in its sole discretion).

4.6                               If at any time the Agent makes a partial payment in respect of any Note presented to it, it shall in the case of a Classic Global Note or Definitive Note, procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note and in the case of a New Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 2 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such partial payments.

4.7                               Payments to holders of the Notes shall not be made to an address or a bank account maintained within the United States; the Notes may not be presented for payment within the United States; and demand for payments under the Notes may not be made within the United States.

5.                                      CANCELLATION, DESTRUCTION, RECORDS AND CUSTODY

5.1                               All Notes which mature and are paid in full shall be cancelled forthwith by the Agent.  The Agent shall, unless the relevant Issuer otherwise directs, destroy the cancelled Notes, and as soon as reasonably practicable after each maturity date, furnish at the request of the relevant Issuer with particulars of the aggregate principal amount of the Notes maturing on such maturity date which have been destroyed since the last certification so furnished and the series and serial numbers of all such Notes.

5.2                               In respect of New Global Notes which mature and are paid in full, the Agent shall cancel such aggregate principal amount outstanding of Notes represented by such New Global Note. The Agent shall instruct the ICSDs (in accordance with the provisions of Schedule 2 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such cancellation and shall instruct the Common Safekeeper to destroy the New Global Note.

5.3                               In the case of a New Global Note which has been destroyed by the Common Safekeeper, the Agent shall, upon receipt of confirmation of destruction from the Common Safekeeper, furnish the relevant Issuer with a copy of the confirmation of destruction received by it from the Common Safekeeper (provided that, if the Agent is the Common Safekeeper, the Agent shall destroy the New Global Note, as the case may be, in accordance with Clause 3.10, Clause 5.2 and/or Clause 5.4.

5.4                               The Agent shall keep and make available at all reasonable times to the relevant Issuer a full and complete record of all Notes and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes.

5.5                               The Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.

5.6                               An Issuer may from time to time with the approval, where appropriate, of the Agent make arrangements as to the replacement of Notes which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity. No New Global Note shall be delivered as a replacement for any of the same lost, stolen, mutilated, defaced or destroyed otherwise than against confirmation of such loss, stolen form, mutilation, defacement or destruction from the Common Safekeeper and any replacement New Global Note shall be delivered to the Common Safekeeper together with instructions to effectuate it.

5.7                               The Agent shall make available for inspection during its office hours at its specified office copies of this Agreement, the Deed of Covenant and the Guarantee.

6.                                      FEES AND EXPENSES

6.1                               Each Issuer (failing whom, the Guarantor) severally undertakes to pay such fees and expenses in respect of the Agent’s services under this Agreement as are set out in a letter of even date herewith from the Agent to each Issuer, at the time and in accordance with the manner stated therein.

6.2                               Each Issuer (failing whom, the Guarantor) severally undertakes to pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) to which this Agreement or the issue of any Notes may be subject, except for any taxes payable regarding Luxembourg registration duties (droits d’enregistrement) due to a registration, submission or filing of this Agreement or the Notes where such registration, submission or filing is or was not required to maintain or preserve the rights of the Agent under this Agreement or the Notes.

6.3                               Each Issuer (failing whom, the Guarantor) severally undertakes to pay on demand all out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Agent in connection with its services under this Agreement.

7.                                      INDEMNITY

7.1                               Each Issuer (failing whom, the Guarantor) severally undertakes to indemnify and hold harmless the Agent on demand by the Agent against any losses, liabilities, costs, expenses, claims, actions or demands which the Agent may incur or which may be made against the Agent, directly related to the appointment or the exercise of the powers, discretions, authorities and duties of the Agent under this Agreement except such as may result from its own gross negligence or bad faith or that of its officers, employees or agents under this Agreement.  The indemnities contained in this Agreement shall survive the termination or expiry of this Agreement.

7.2                               The Agent undertakes to indemnify and hold harmless each Issuer on demand by an Issuer against any losses, liabilities, costs, expenses, claims, actions or demands which an Issuer may incur or which may be made against an Issuer as a result of the Agent’s own gross negligence or bad faith or that of its officers, employees or agents under this Agreement.

8.                                      NO LIABILITY FOR CONSEQUENTIAL LOSS

Except in the case of gross negligence or wilful default, the Agent shall not be liable either for any act or omission under this Agreement, or if any Note shall be lost, stolen, destroyed or damaged.  Notwithstanding the foregoing, under no circumstances will the Agent be liable to an Issuer or the Guarantor, nor an Issuer or the Guarantor liable to the Agent, for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

9.                                      AGENTS OF THE ISSUERS

9.1                               In acting hereunder and in connection with the Notes, the Agent shall act solely as agent of the Issuers and the Guarantor and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Notes, including as a custodian, nominee or otherwise.  Any funds held by the Agent in respect of the Notes need not be segregated from other funds except as required by law.  The Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.  Any funds held are held as banker and are not subject to the UK FCA Client Money Rules.

9.2                               The Agent may generally engage in any kind of banking or other business with the Issuers notwithstanding its appointments as issue agent and paying agent hereunder.

10.                               GENERAL

10.1                        Prior to the first issue of the Notes, each Issuer shall supply to the Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

10.2                        The Agent shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Agent.  The Agent shall not be under any obligation to take any action hereunder which it expects will result in any expense or liability of the Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.

10.3                        Except as ordered by a court of competent jurisdiction or as required by law, and notwithstanding any notice to the contrary, the Issuers and the Agent shall be entitled to treat the bearer or holder of any Note as the absolute owner thereof for all purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

10.4                        The Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisers.

10.5                        The Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in relation to any issue of Notes in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, email, fax or other paper or document (electronic or otherwise) reasonably believed by it in good faith to be genuine and to have been passed or signed by the proper parties.

11.                               CHANGES IN AGENT

11.1                        The Agent may resign its appointment hereunder at any time by giving to the Issuers, and the Issuers may terminate the appointment of the Agent by giving to the Agent, at least 30 days’ written notice to that effect, provided that no such resignation or termination of the appointment of the Agent shall take effect until a successor has been appointed by the Issuers or the Guarantor.

11.2                        The Issuers agree with the Agent that if, by the day falling 10 days before the expiry of any notice under Clause 11.1, the Issuers or the Guarantor have not appointed a replacement Agent, then the Agent shall be entitled, on behalf of the Issuers and the Guarantor, to appoint in its place any reputable financial institution of good standing (subject to the proviso in Clause 12 below) and the Issuers shall not unreasonably object to such appointment.

12.                               AGENT AS HOLDERS OF NOTES

The Agent and its officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that the Agent would have if it were not the Agent hereunder.

13.                               NOTICES

13.1                        All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter, fax or email) and shall be sent to the intended recipient at the address, fax number or email address and marked for the attention of the person (if any) from time to time designated by that Party to the other Parties for such purpose.  The initial address, email address and fax number so designated by each Party are set out on the signature page of this Agreement.

13.2                        Any communication from any Party to any other under this Agreement shall be effective if sent by letter, upon receipt by the addressee; if sent by fax, when that fax communication has been received by the intended recipient in legible form; and if sent by email, when the email communication has been received by the intended recipient in legible form at the correct email address; provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3                        Whilst the Notes are held through the Clearing Systems, a notice will be deemed to have been given to the holder if such notice is sent to the Clearing Systems for publication to holders.

14.                               TAX

14.1                        Mutual Undertaking Regarding Information Reporting and Collection Obligations

Each Party shall, within ten business days of a written request by another Party, supply to that other Party such forms, documentation and other information relating to it, its operations, or the Notes as that other Party reasonably requests for the purposes of that other Party’s compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Clause 14 (Tax) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

14.2                        Notice of Possible Withholding Under FATCA

The relevant Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that such Issuer’s and the Guarantor’s respective obligations under this Clause 14 (Tax) shall apply only to the extent that such payments are so treated by virtue of characteristics of the relevant Issuer, the Guarantor, the Notes, or any of these characteristics.

14.3                        Agent Right to Withhold

Notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Paying Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the relevant Issuer or, as the case may be, the Guarantor the amount so deducted or withheld, in which case, the relevant Issuer or, as the case may be, the Guarantor shall so account to the relevant Authority for such amount.  For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 14.3 (Agent Right to Withhold).  If such a withholding or deduction is required, the Agent will not pay an additional amount in respect of that withholding or deduction.

14.4                        Issuer and Guarantor Right to Redirect

In the event that any Issuer or the Guarantor, as the case may be, determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then such Issuer or the Guarantor, as the case may be, will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement.  Such Issuer will promptly notify the Agents of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 14.4 (Issuer and Guarantor Right to Redirect).

15.                               ILLEGALITY

Notwithstanding anything else contained in this Agreement, each Agent may refrain without liability from doing anything that would or might in its reasonable opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

16.                               LAW AND JURISDICTION

16.1                        This Agreement, the Notes and any non-contractual obligations arising out of or in connection with them are governed by English law.  For the avoidance of doubt, the provisions of the Luxembourg law dated 15 August 1915 on commercial companies, as amended, and in particular, sections 86 to 94-8, are hereby excluded.

16.2                        Each of the Issuers agrees for the benefit of the Agent that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

16.3                        Each of the Issuers and the Guarantor irrevocably waive any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

16.4                        Each of the Issuers and the Guarantor agree that the process by which any Proceedings in England are begun may be served on it by being delivered to Ecolab Limited at P.O. Box 11, Winnington Avenue, Northwich, Cheshire, United Kingdom CW8 4DX or at its registered office for the time being/its principal place of business in England for the time being/any other address for the time being at which process may be served on it in accordance with the Companies Act 2006 (as modified or re-enacted from time to time).  If such person is not or ceases to be effectively appointed to accept service of process on the Issuers’ and the Guarantor’s behalf, the Issuers and the Guarantor (acting together) shall, on the written demand of the Agent, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by written notice to the Issuers and the Guarantor.  Nothing in this sub-clause shall affect the right of the Agent to serve process in any other manner permitted by law.

16.5                        The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Agent to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

16.6                        If Ecolab NL 10 B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other Parties that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

17.                               RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.                               MODIFICATION

This Agreement may be amended by further agreement among the Parties and without the consent of holders of the Notes.

19.                               COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

20.                               ENTIRE AGREEMENT

20.1                        This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement as at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract. This Agreement supersedes any previous written or oral agreements between the Parties relating to the subject matter of this Agreement which shall cease to have any further force or effect notwithstanding the existence of any provision of any such prior agreement (including without limitation the Original Agreement) that any such rights or provisions shall survive its termination.

20.2                        Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

20.3                        Each Party agrees and acknowledges that, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, its only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement are those rights and remedies set out in this Agreement.

20.4                        For the purposes of sub-clauses 20.1 to 20.3, reference to “this Agreement” includes all documents entered into pursuant to this Agreement.

AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first before written.

SCHEDULE 1

FORMS OF NOTE

Form of Multicurrency Global Note
(Interest Bearing/Discounted/Premium)(1)

THE SECURITIES REPRESENTED BY THIS GLOBAL NOTE  HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION.  THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE SECURITIES OF THE TRANCHE OF WHICH THIS SECURITY FORMS PART.

ECOLAB INC.

(incorporated under the laws of the State of Delaware)

ECOLAB LUX 1 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB LUX 2 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB NL 10 B.V.

(incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands.)

guaranteed by

ECOLAB INC.

(in respect of Notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.)

No:	Series No.:

Issued in London on:	Maturity Date:

Specified Currency:	Denomination:

Nominal Amount:	Reference Rate: LIBOR/EURIBOR(1)
(words and figures if a Sterling Note)
Fixed Interest Rate:(2) % per annum	Margin: %(3)

(1)        Delete as appropriate.  The reference rate will be LIBOR unless this Global Note is denominated in euro and the Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.

(2)        Complete for fixed rate interest bearing Notes only.

(3)        Complete for floating rate interest bearing Notes only.

Calculation Agent:(4)	Interest Payment Dates:(5)
New Global Note Form:(6)

New Global Note intended to be held in a manner which would allow Eurosystem eligibility(7)

[Note that the designation “yes” means that the Notes are intended upon issue to be deposited with Euroclear Bank S.A./N.V. or Clearstream Banking S.A as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that the Eurosystem eligibility criteria have been met.]

[Whilst the designation is specified as “no” at the Issue Date, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them, the Notes may then be deposited with Euroclear Bank S.A./N.V. or Clearstream Banking S.A as common safekeeper. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.]

1.                                      For value received, [ECOLAB INC., a corporation organised and existing under the laws of the State of Delaware, having its registered office at 1209 Orange Street, City of Wilmington, Delaware, U.S.A., registered in the State of Delaware under number 0164814 / ECOLAB LUX 1 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand

(4)        Complete for floating rate interest bearing Notes only.

(5)        Complete for interest bearing Notes.

(6)        Insert “Applicable” or “Not Applicable” as relevant.

(7)        Insert “Not Applicable” or “Yes” or “No” as relevant.

Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.319 / ECOLAB LUX 2 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.318 / ECOLAB NL 10 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56036094](8) (the “Issuer”) promises to pay to the bearer of this Global Note on the above-mentioned Maturity Date the above-mentioned Nominal Amount together with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with an amended and restated note agency agreement dated 21 September 2016 between, among others, the Issuer and the issue and paying agent referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A., London Branch (the “Issue and Paying Agent”) at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, and subject to and in accordance with the terms and conditions set forth below.  All such payments shall be made upon presentation and surrender of this Global Note at the offices of the Issue and Paying Agent referred to above by transfer to an account denominated in the Specified Currency maintained by the bearer with (a) a bank in the principal financial centre in the country of the Specified Currency or (b) if this Global Note is denominated or payable in euro, by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union.  Payments to the bearer of this Global Note shall not be made to an address or a bank account maintained within the United States, the Notes may not be presented for payment within the United States, and demand for payments under the Notes may not be made within the United States.

2.                                      If this Global Note is not a New Global Note, this Global Note is issued in representation of an issue of Notes in the above-mentioned aggregate Nominal Amount.

3.                                      If this Global Note is a New Global Note, this Global Note is issued in representation of an issue of Notes in an aggregate Nominal Amount as from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A (“Clearstream, Luxembourg”), and/or any such other securities clearance and/or settlement system which is compliant, as of the issue date, with the Market Convention on Short-Term European Paper (“STEP”) dated 25 October 2010 and adopted by the ACI - The Financial Markets Association and the European Banking Federation (as amended from time to time) and, if this Global Note indicates that it is intended to be held in a manner which would allow Eurosystem eligibility, authorised to hold, and then currently holding, this Global Note as eligible collateral for Eurosystem monetary policy and intra-day credit operations, in each case as agreed between the Issuer and the Issue and Paying Agent (each an “ICSD” and

(8)        Delete as appropriate.

together, the “ICSDs”).  The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD), shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSDs at that time.

4.                                      All payments in respect of this Global Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”).  If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Global Note is presented for payment:

(a)                                 by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Global Note; or

(b)                                 more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Global Note on the last day of such period of 15 days.

5.                                      The payment obligation of the Issuer represented by this Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer other than obligations preferred by mandatory provisions of law.

6.                                      If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (provided that, if such postponed payment would have the effect of extending the tenor of the relevant Note to more than 183 days, payment will be made and credit and transfer instructions will be given, on the immediately preceding Payment Business Day) and the bearer of this Global Note shall not be entitled to any adjustment to interest or other sums in respect of such payment.

As used in this Global Note:

“Payment Business Day” means any day other than a Saturday or Sunday which is either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

Provided that if the Issue and Paying Agent determines with the agreement of the Issuer and the Guarantor that the market practice in respect of euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Issue and Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Issue and Paying Agent may determine.

7.                                      This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

8.                                      This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date) only:

(a)                                 if the clearing system(s) in which this Global Note is held at the relevant time is closed for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such clearing system announces an intention to, or does in fact, permanently cease to do business; or

(b)                                 if default is made in the payment of any amount payable in respect of this Global Note.

Upon presentation and surrender of this Global Note during normal business hours to the Issuer at the offices of the Issue and Paying Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer), the Issue and Paying Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in the above-mentioned Specified Currency in an aggregate nominal amount equal to the Nominal Amount of this Global Note.

9.                                      If, upon any such default and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a Deed of Covenant dated 21 September 2016 (as amended, restated or supplemented as of the date of issue of the Notes), entered into by the Issuer).

10.                               [This Global Note has the benefit of a guarantee issued by Ecolab Inc. on 21 September 2016 (as amended, restated or supplemented as of the date of issue of the Notes), copies of which are available for inspection during normal business hours at the office of the Issue and Paying Agent referred to above.](9)

11.                               If this is an interest bearing Global Note, then:

(a)                                 notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Global Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in paragraph 1 shall be payable on such fifteenth day; and

(b)                                 upon each payment of interest (if any) prior to the Maturity Date in respect of:

(i)                                     this Global Note (if this Global Note is not a New Global Note) the Schedule hereto shall be duly completed by the Issuer and Paying Agent to reflect such payment;

(ii)                                  this Global Note (if the Global Note is a New Global Note) details of such payment shall be entered pro rata in the records of the ICSDs;

(c)                                  payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in paragraph (b) above shall not affect such discharge; and

(d)                                 if no Interest Payment Dates are specified on the face of the Global Note, the Interest Payment Date shall be the Maturity Date.

12.                               If this is a fixed rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

(a)                                 interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days at the above-mentioned Fixed Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

(9)        Delete where Ecolab Inc. is the Issuer, otherwise retain.

(b)                                 the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.

13.                               If this is a floating rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

(a)                                 in the case of a Global Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR.  Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days.

As used in this Global Note:

“LIBOR” shall be equal to the rate defined as “LIBOR-BBA” in respect of the above-mentioned Specified Currency (as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Global Note, (the “ISDA Definitions”)) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period or, if this Global Note is denominated in Sterling, on the first day thereof (a “LIBOR Interest Determination Date”), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Global Note in relation to the Reference Rate; and

“London Banking Day” shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b)                                 in the case of a Global Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR.  Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

As used in this Global Note, “EURIBOR” shall be equal to EUR-EURIBOR-Reuters (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a “EURIBOR Interest Determination Date”), as if the Reset Date (as defined in the ISDA Definitions) was the first day of such Interest Period and the Designated

Maturity (as defined in the ISDA Definitions) was the number of months specified on the face of this Global Note in relation to the Reference Rate;

(c)                                  the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for the relevant Interest Period.  “Rate of Interest” means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 13(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 13(a).  The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Global Note is denominated in Sterling, by 365 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards).  The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(d)                                 a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(e)                                  the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period” for the purposes of this paragraph 13; and

(f)                                   the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest.  Such notice will be delivered to the clearing system(s) in which this Global Note is held at the relevant time or, if this Global Note has been exchanged for bearer definitive Notes pursuant to paragraph 8, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

14.                               If the proceeds of this Global Note are accepted in the United Kingdom, the Principal Amount or Minimum Redemption Amount (as applicable) shall be not less than £100,000 (or the equivalent in any other currency).

15.                               Instructions for payment must be received at the offices of the Issue and Paying Agent referred to above together with this Global Note as follows:

(a)                                 if this Global Note is denominated in Japanese Yen, at least two Business Days prior to the relevant payment date;

(b)                                 if this Global Note is denominated in United States dollars or Sterling, on or prior to the relevant payment date; and

(c)                                  in all other cases, at least one Business Day prior to the relevant payment date.

As used in this paragraph, “Business Day” means:

(i)                                     a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

(ii)                                  in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

16.                               If this Global Note is a New Global Note, this Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

17.                               This Global Note shall not be validly issued unless manually authenticated by Citibank, N.A., London Branch as Issue and Paying Agent.

18.                               This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.  For the avoidance of doubt, the provisions of the Luxembourg law dated 15 August 1915 on commercial companies, as amended, and in particular, sections 86 to 94-8, are hereby excluded.

19.

(a)                                 English courts:  The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Global Note (including a dispute relating to the existence, validity or termination of this Global Note or any non-contractual obligation arising out of or in connection with this Global Note) or the consequence of its nullity.

(b)                                 Appropriate forum:  The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(c)                                  Rights of the bearer to take proceedings outside England:  Clause 19(a) (English courts) is for the benefit of the bearer only.  As a result, nothing in this Clause 19 prevents the bearer from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.  To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

(d)                                 Process agent:  The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Ecolab Limited at P.O Box 11, Winnington Avenue, Northwich Cheshire, United Kingdom CW8

4DX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent.  Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS GLOBAL NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS GLOBAL NOTE.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

20.                               No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATED by	Signed on behalf of:
CITIBANK, N.A., LONDON BRANCH
without recourse, warranty or liability and for authentication purposes only	[ECOLAB INC. / ECOLAB LUX 1 S.À R.L., / ECOLAB LUX 2 S.À R.L / ECOLAB NL 10 B.V.](10)

By:	By:
(Authorised Signatory)	(Authorised Signatory)

(10)      Delete as appropriate.

SCHEDULE
Payments of Interest

The following payments of interest in respect of this Global Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on behalf of Issue and Paying Agent

Form of Multicurrency Definitive Note

(Interest Bearing/Discounted/Premium) (Non-Sterling)

THE SECURITIES REPRESENTED BY THIS GLOBAL NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE SECURITIES OF THE TRANCHE OF WHICH THIS SECURITY FORMS PART.

[Zero Coupon Notes in definitive form may only be transferred and accepted, directly or indirectly, within, from or into The Netherlands through the mediation of either the relevant Issuer or a member firm of Euronext Amsterdam N.V. admitted in a function on one or more of the markets or systems operated by Euronext Amsterdam N.V. (toegelaten instelling) in full compliance with the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended) and its implementing regulations and must either be:

(a)           between individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade (which includes banks, dealers, insurance companies, pension funds, other institutional investors and commercial enterprises which regularly, as an ancillary activity, invest in securities); or, in any other case

(b)           recorded in a transaction note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of such Note.

No such mediation is required: (a) in respect of the transfer and acceptance of rights representing an interest in a Zero Coupon Note in global form, or (b) in respect of the initial issue of Zero Coupon Notes in definitive form to the first holders thereof, or (c) in respect of the transfer and acceptance of Zero Coupon Notes in definitive form between individuals not acting in the conduct of a business or profession, or (d) in respect of the transfer and acceptance of such Zero Coupon Notes within, from or into The Netherlands if all Zero Coupon Notes (either in definitive form or as rights representing an interest in a Zero Coupon Note in global form) of any particular Series or Tranche are issued outside The Netherlands and are not distributed into The Netherlands in the course of initial distribution or immediately thereafter.

In the event that the Savings Certificates Act applies, certain identification requirements in relation to the issue and transfer of, and payments on, Zero Coupon Notes have to be complied with.

As used herein, “Zero Coupon Notes” has the meaning given to it in Section 1(a) of the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended), being Notes that are in bearer form and that constitute a claim for a fixed sum against the relevant Issuer and on which interest does not become due during their tenor or on which no interest is due whatsoever.](11)

ECOLAB INC.

(incorporated under the laws of the State of Delaware)

ECOLAB LUX 1 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB LUX 2 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB NL 10 B.V.

(incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands)

guaranteed by

ECOLAB INC.

(in respect of Notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.)

No:	Series No.:

Issued in London on:	Maturity Date:

Specified Currency:	Denomination:

Nominal Amount:	Reference Rate: months LIBOR/EURIBOR(12)

Fixed Interest Rate:(13) % per annum	Margin:(14) %

Calculation Agent:(15)	Interest Payment Dates:(16)

1.             For value received, [ECOLAB INC., a corporation organised and existing under the laws of the State of Delaware, having its registered office at 1209 Orange Street, City of Wilmington, Delaware, U.S.A., registered in the State of Delaware under number 0164814 / ECOLAB LUX 1 S.À R.L., a private limited liability company (societé à

(11)    This legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due at maturity and which are (a) not listed on the Official Segment of Euronext Amsterdam N.V.'s stock market and (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter.

(12)    Complete for fixed rate interest bearing Notes only.

(13)    Complete for fixed rate interest bearing Notes only.

(14)    Complete for floating rate interest bearing Notes only.

(15)    Complete for floating rate Notes only, if the Calculation Agent is not the Issue and Paying Agent.

(16)    Complete for interest bearing Notes.

responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.319 /ECOLAB LUX 2 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.318 / ECOLAB NL 10 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56036094 ](17) (the “Issuer”) promises to pay to the bearer of this Note on the above-mentioned Maturity Date the above-mentioned Nominal Amount together with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with an amended and restated note agency agreement dated [•] 2016 between, among others, the Issuer and the issue and paying agent referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A., London Branch (the “Issue and Paying Agent”) at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, and subject to and in accordance with the terms and conditions set forth below.  All such payments shall be made upon presentation and surrender of this Note at the offices of the Issue and Paying Agent referred to above by transfer to an account denominated in the Specified Currency maintained by the bearer with (a) a bank in the principal financial centre in the country of the Specified Currency or (b) if this Note is denominated or payable in euro, by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union.  Payments to the bearer of this Note shall not be made to an address or a bank account maintained within the United States, the Notes may not be presented for payment within the United States, and demand for payments under the Notes may not be made within the United States.

2.             All payments in respect of this Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”).  If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Note is presented for payment:

(17)    Delete as appropriate.

(a)           by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Note; or

(b)           more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Note on the last day of such period of 15 days.

3.             The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer other than obligations preferred by mandatory provisions of law.

4.             If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (provided that, if such postponed payment would have the effect of extending the tenor of the relevant Note to more than 183 days, payment will be made and credit and transfer instructions will be given, on the immediately preceding Payment Business Day) and the bearer of this Note shall not be entitled to any adjustment to interest or other sums in respect of such payment.

As used in this Note:

“Payment Business Day” means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

Provided that if the Issue and Paying Agent determines with the agreement of the Issuer and the Guarantor that the market practice in respect of euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Issue and Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Issue and Paying Agent may determine.

5.             This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

6.             [This Note has the benefit of a guarantee issued by Ecolab Inc. on [•] 2016 (as amended, restated or supplemented as of the date of issue of the Notes), copies of which are available for inspection during normal business hours at the office of the Issue and Paying Agent referred to above.](18)

7.             If this is an interest bearing Note, then:

(a)           notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in paragraph 1 shall be payable on such fifteenth day;

(b)           upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by the Issue and Paying Agent to reflect such payment;

(c)           payments due in respect of Notes for the time being represented by this Note shall be made to the bearer of this Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in sub-paragraph (b) above shall not affect such discharge; and

(d)           if no Interest Payment Dates are specified on the face of the Note, the Interest Payment Date shall be the Maturity Date.

8.             If this is a fixed rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a)           interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days at the above-mentioned Fixed Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

(b)           the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.

(18)    Delete where Ecolab Inc. is the Issuer, otherwise retain.

9.             If this is a floating rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a)           in the case of a Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR.  Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

As used in this Note:

“LIBOR” shall be equal to the rate defined as “LIBOR-BBA” in respect of the above-mentioned Specified Currency (as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Note, (the “ISDA Definitions”)) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period (a “LIBOR Interest Determination Date”), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate; and

“London Banking Day” shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b)           in the case of a Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR.  Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

As used in this Note, “EURIBOR” shall be equal to EUR-EURIBOR-Reuters (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a “EURIBOR Interest Determination Date”), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate;

(c)           the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for the relevant Interest Period. “Rate of Interest”

means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 8(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 8(a).  The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards).  The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(d)           a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(e)           the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period” for the purposes of this paragraph 9; and

(f)            the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest.  Such notice will be delivered to the bearer of this Note, or if that is not practicable, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

10.          If the proceeds of this Note are accepted in the United Kingdom, the Principal Amount or Minimum Redemption Amount (as applicable) shall be not less than £100,000 (or the equivalent in any other currency).

11.          Instructions for payment must be received at the offices of the Issue and Paying Agent referred to above together with this Note as follows:

(a)           if this Note is denominated in Japanese Yen, at least two Business Days prior to the relevant payment date;

(b)           if this Note is denominated in United States dollars, on or prior to the relevant payment date; and

(c)           in all other cases, at least one Business Day prior to the relevant payment date.

As used in this paragraph, “Business Day” means:

(i)            a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

(ii)           in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

12.          This Note shall not be validly issued unless manually authenticated by Citibank, N.A., London Branch as Issue and Paying Agent.

13.          This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.  For the avoidance of doubt, the provisions of the Luxembourg law dated 15 August 1915 on commercial companies, as amended, and in particular, sections 86 to 94-8, are hereby excluded.

14.

(a)           English courts:  The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with this Note (including a dispute relating to the existence, validity or termination of this Note or any non-contractual obligation arising out of or in connection with this Note) or the consequence of its nullity.

(b)           Appropriate forum:  The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(c)           Rights of the bearer to take proceedings outside England:  Clause 14(a) (English courts) is for the benefit of the bearer only.  As a result, nothing in this Clause 14 prevents the bearer from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.  To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

(d)           Process agent:  The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Ecolab Limited at P.O. Box 11, Winnington Avenue, Northwich, Cheshire, United Kingdom CW8 4DX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent.  Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law.  This Clause applies to Proceedings in England and to Proceedings elsewhere.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS NOTE.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

15.          No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATED by	Signed on behalf of:
[ECOLAB INC./ECOLAB LUX 1 S.À
CITIBANK, N.A., LONDON BRANCH	R.L./ECOLAB LUX 2 S.À
R.L./ECOLAB NL 10 B.V.](19)
without recourse, warranty or liability and for authentication purposes only

By:	By:
(Authorised Signatory)	(Authorised Signatory)

(19)    Delete as appropriate.

SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on behalf of Issue and Paying Agent

Form of Definitive Note

(for use where the Issuer accepts the proceeds of issue in the United Kingdom)

THE SECURITIES REPRESENTED BY THIS GLOBAL NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE SECURITIES OF THE TRANCHE OF WHICH THIS SECURITY FORMS PART.

Zero Coupon Notes in definitive form may only be transferred and accepted, directly or indirectly, within, from or into The Netherlands through the mediation of either the relevant Issuer or a member firm of Euronext Amsterdam N.V. admitted in a function on one or more of the markets or systems operated by Euronext Amsterdam N.V. (toegelaten instelling) in full compliance with the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended) and its implementing regulations and must either be:

(a)           between individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade (which includes banks, dealers, insurance companies, pension funds, other institutional investors and commercial enterprises which regularly, as an ancillary activity, invest in securities); or, in any other case

(b)           recorded in a transaction note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of such Note.

No such mediation is required: (a) in respect of the transfer and acceptance of rights representing an interest in a Zero Coupon Note in global form, or (b) in respect of the initial issue of Zero Coupon Notes in definitive form to the first holders thereof, or (c) in respect of the transfer and acceptance of Zero Coupon Notes in definitive form between individuals not acting in the conduct of a business or profession, or (d) in respect of the transfer and acceptance of such Zero Coupon Notes within, from or into The Netherlands if all Zero Coupon Notes (either in definitive form or as rights representing an interest in a Zero Coupon Note in global form) of any particular Series or Tranche are issued outside The Netherlands and are not distributed into The Netherlands in the course of initial distribution or immediately thereafter.

In the event that the Savings Certificates Act applies, certain identification requirements in relation to the issue and transfer of, and payments on, Zero Coupon Notes have to be complied with.

As used herein, “Zero Coupon Notes” has the meaning given to it in Section 1(a) of the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended), being Notes that are in bearer form and that constitute a claim for a fixed sum against the relevant

Issuer and on which interest does not become due during their tenor or on which no interest is due whatsoever.](20)

£[100,000][500,000][1,000,000]

(20)    This legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due at maturity and which are (a) not listed on the Official Segment of Euronext Amsterdam N.V.’s stock market and (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter.

ECOLAB INC.

(incorporated under the laws of the State of Delaware)

ECOLAB LUX 1 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB LUX 2 S.À R.L.

(incorporated as a private limited liability company (société à responsibilité limitée) for an unlimited duration under the laws of the Grand Duchy of Luxembourg)

ECOLAB NL 10 B.V.

(incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands)

guaranteed by

ECOLAB INC.

(in respect of Notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.)

No:	Series No.:

Issued in London on:	Maturity Date:

Denomination:	Nominal Amount:

Reference Rate:(21) months LIBOR	Calculation Agent:(22)

Fixed Interest Rate:(23) %per annum

Margin:(24) %	Interest Payment Dates:(25)

1.             For value received, [ECOLAB INC., a corporation organised and existing under the laws of the State of Delaware, having its registered office at 1209 Orange Street, City of Wilmington, Delaware, U.S.A., registered in the State of Delaware under number 0164814 / ECOLAB LUX 1 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.319 /ECOLAB LUX 2 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the

(21)    Complete for floating rate interest bearing Notes only.

(22)    Complete for floating rate Notes only, if the Calculation Agent is not the Issue and Paying Agent.

(23)    Complete for fixed rate interest bearing Notes only.

(24)    Complete for floating rate interest bearing Notes only.

(25)    Complete for interest bearing Notes if interest is payable before the Maturity Date.

Luxembourg Register of Commerce and Companies under number B 132.318 / ECOLAB NL 10 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56036094](26) (the “Issuer”) promises to pay to the bearer of this Note on the above-mentioned Maturity Date the above-mentioned Nominal Amount together with interest thereon at the rate and at the times (if any) specified on the reverse of this Note.

All such payments shall be made in accordance with an amended and restated note agency agreement dated [•] 2016 between, among others, the Issuer and the issue and paying agent referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A., London Branch (the “Issue and Paying Agent”) at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, and subject to and in accordance with the terms and conditions set forth below.  All such payments shall be made upon presentation and surrender of this Note at the offices of the Issue and Paying Agent referred to above by transfer to a sterling account maintained by the bearer.  Payments to the bearer of this Note shall not be made to an address or a bank account maintained within the United States, the Notes may not be presented for payment within the United States, and demand for payments under the Notes may not be made within the United States.

2.             All payments in respect of this Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”).  If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Note is presented for payment:

(a)           by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Note; or

(b)           more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this note on the last day of each 15 day period.

3.             The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari

(26)    Delete as appropriate.

passu with all present and future unsecured and unsubordinated indebtedness of the Issuer other than obligations preferred by mandatory provisions of law.

4.             If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (provided that, if such postponed payment would have the effect of extending the tenor of the relevant Note to more than 183 days, payment will be made and credit and transfer instructions will be given, on the immediately preceding Payment Business Day) and the bearer of this Note shall not be entitled to any adjustment to interest or other sums in respect of such payment.  As used in this Note, “Payment Business Day” means any day other than a Saturday or Sunday which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London and in the place of payment.

5.             This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

6.             This Note shall not be validly issued unless manually authenticated by Citibank, N.A., London Branch as Issue and Paying Agent.

7.             This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.  For the avoidance of doubt, the provisions of the Luxembourg law dated 15 August 1915 on commercial companies, as amended, and in particular, sections 86 to 94-8, are hereby excluded.

8.             If the proceeds of this Note are accepted in the United Kingdom, the Principal Amount or Minimum Redemption Amount (as applicable) shall be not less than £100,000 (or the equivalent in any other currency).

9.             [This Note has the benefit of a guarantee issued by Ecolab Inc. on [•] 2016 (as amended, restated or supplemented as of the date of issue of the Notes), copies of which are available for inspection during normal business hours at the office of the Issue and Paying Agent referred to above.](27)

10.

(a)           English courts:  The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with this Note (including a dispute relating to the existence, validity or termination of this Note or any non-contractual obligation arising out of or in connection with this Note) or the consequence of its nullity.

(b)           Appropriate forum:  The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(27)    Delete where Ecolab Inc. is the Issuer, otherwise retain.

(c)           Rights of the bearer to take proceedings outside England:  Clause 10(a) (English courts) is for the benefit of the bearer only.  As a result, nothing in this Clause 10 prevents the bearer from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.  To the extent allowed by law, the bearer may take concurrent Proceedings in any number of jurisdictions.

(d)           Process agent:  The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Ecolab Limited at P.O. Box 11, Winnington Avenue, Northwich, Cheshire, United Kingdom CW8 4DX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Issue and Paying Agent.  Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law.  This Clause applies to Proceedings in England and to Proceedings elsewhere.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS NOTE.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

11.          No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATED by	Signed on behalf of:
[ECOLAB INC./ECOLAB LUX 1 S.À
CITIBANK, N.A., LONDON BRANCH	R.L./ECOLAB LUX 2 S.À
R.L./ECOLAB NL 10 B.V.](28)
without recourse, warranty or liability and for authentication purposes only

By:	By:
(Authorised Signatory)	(Authorised Signatory)

By:	By:
(Authorised Signatory)	(Authorised Signatory)

(28)    Delete as appropriate.

On the Reverse]

(A)          If this is an interest bearing Note, then:

(a)           notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in paragraph 1 shall be payable on such fifteenth day;

(b)           upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by the Issue and Paying Agent to reflect such payment;

(c)           payments due in respect of Notes for the time being represented by this Note shall be made to the bearer of this Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in sub-paragraph (b) above shall not affect such discharge; and

(c)           if no Interest Payment Dates are specified on the face of the Note, the Interest Payment Date shall be the Maturity Date.

(B)          If this is a fixed rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a)           interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days at the above-mentioned Fixed Interest Rate with the resulting figure being rounded to the nearest penny (with halves being rounded upwards); and

(b)           the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph (B).

(C)          If this is a floating rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a)           the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR.  Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days.  As used in this Note, “LIBOR” shall be equal to the rate defined as “LIBOR-BBA” in respect of Sterling (as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Note (the “ISDA Definitions”)) as at 11.00 a.m. (London time) or as near thereto as practicable on the first day of the relevant Interest Period (the “LIBOR Interest Determination Date”), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate;

(b)           the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on the LIBOR Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for the relevant Interest Period.  “Rate of Interest” means the rate which is determined in accordance with the provisions of sub-paragraph (a) above.  The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 365 and rounding the resulting figure to the nearest penny.  The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

(c)           a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(d)           the period beginning (and including) on the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period” for the purposes of this paragraph (C).

SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on behalf of Issue and Paying Agent

SCHEDULE 2

DUTIES UNDER THE ISSUER-ICSDS AGREEMENT

In relation to each tranche of Notes that are, or are to be, represented by a New Global Note the Agent will comply with the following provisions:

•                  Initial issue outstanding amount:  The Agent will inform each of the ICSDs, through the common service provider appointed by the ICSDs to service the Notes (the “Common Service Provider”), of the initial issue outstanding amount (the “IOA”) for such tranche on or prior to the relevant issue date.

•                  Mark up or mark down:  If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure that the IOA of the Notes remains at all times accurate.

•                  Reconciliation of records:  The Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the Common Service Provider) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

•                  Resolution of discrepancies:  The Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the IOA of the Notes.

•                  Details of payments:  The Agent will promptly provide the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

•                  Change of amount:  The Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

•                  Notices to holders:  The Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the holders of the Notes.

•                  Communications from ICSDs:  The Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to the Notes.

•                  Default:  The Agent will (to the extent known to it) promptly notify the ICSDs (through the Common Service Provider) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

SIGNATURE PAGES

The Issuers

ECOLAB INC.

By:	/s/ Ching-Meng Chew.

Address:	Until 20 February 2017

370 Wabasha Street North
St. Paul
MN 55102
U.S.A.

From 20 February 2017

1 Ecolab Place
St. Paul
MN 55102
U.S.A.

Telephone:	+1 800 232 6522
Facsimile:	+1 651 250 2573
Attention:	General Counsel

ECOLAB LUX 1 S.À R.L.

By:	/s/ Ching-Meng Chew.

Address:	6, rue Eugène Ruppert,
L-2453 Luxembourg
Grand Duchy of Luxembourg

Telephone:	+ 352 26 449 379
Facsimile:	+ 352 26 449 167
Attention:	Manager

(cc. Ecolab Inc. as specified above)

ECOLAB LUX 2 S.À R.L.

By:	/s/ Ching-Meng Chew.

Address:	6, rue Eugène Ruppert,
L-2453 Luxembourg
Grand Duchy of Luxembourg

Telephone:	+ 352 26 449 379
Facsimile:	+ 352 26 449 167
Attention:	Manager

(cc. Ecolab Inc. as specified above)

ECOLAB NL 10 B.V.

By:	/s/ Ching-Meng Chew.

Address:	Iepenhoeve 7 A
3438MR Nieuwegein
The Netherlands

Telephone:	+31 30 608 2372
Facsimile:	+31 30 608 2228
Attention:	Director

(cc. Ecolab Inc. as specified above)

The Guarantor

ECOLAB INC.

By:	/s/ Ching-Meng Chew.

Address:	370 Wabasha Street North
St. Paul
MN 55102
U.S.A.

Telephone:	+1 800 232 6522
Facsimile:	+1 651 250 2573
Attention:	General Counsel

The Agent

CITIBANK, N.A., LONDON BRANCH

By:	/s/ Rachel Clear
Vice President

Address:	Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

Telephone:	+353 1 622 2238
Facsimile:	+353 1 622 4029
Attention:	ECP Issuance Desk